Exhibit 99.1

Operator

Good day and welcome to the WiSA Technologies Q3 results and business update call. All participants will be in listen-only mode. Should you need assistance, please signal conference specialist by pressing the star key followed by zero. After today's presentation, there will be an opportunity to ask questions. You may press star then one on your telephone keypad to withdraw your question, please press star then two. Please note this event is being recorded. I would now like to turn the conference over to David Barnard with Alliance Advisors Investor Relations. Please go ahead.

David Barnard, Alliance Advisors Investor Relations

Thank you, Megan. With us today are Brett Moyer CEO and President of WiSA Technologies and Nate Bradley, CEO of Data Vault Holdings. Before turning the call over to Brett, I'd like to remind everyone that today's conference call will include forward-looking statements which are subject to various risks and uncertainties that could cause our actual results to differ materially from these statements. Any such forward-looking statements should be considered in conjunction with the cautionary statements in our earnings release and risk factors discussed in our filings with the SEC. We assume no obligation to update any of these forward-looking statements except as required by law. We also refer you to slides 2 and 3 of today's accompanying presentation for more detailed information with that. I'll turn the call over to Brett. Please go ahead.

Brett Moyer, CEO, WiSA Technologies

Thank you, David and good morning, ladies and gentlemen. So, it's been an eventful three months since our last update starting with the announcement in early September of our purchase of assets from Data Vault Holdings for the IP and trademarks around Datavault and ADIO.

And so with such a significant transaction and transformation of the company, we have Nate Bradley on the call today and I'll turn it over to him shortly because during the interim, since that announcement, we have had several press releases about new products and new markets that Data Vault IP is being entered into and he's going to walk us through that today. But first, if we look at what's going on with WiSA HT and WiSA E, which, you know, we've invested heavily over the last three years on and we have roughly 26 patents are filed around it, right. Results in Q3 financially improved. We had $1.2 million in revenue, which is up from up 240%. Our gross margins improved. Driving that was the decision to take the small Platin audio speaker line that we have out of retail. So, we're strictly direct to consumer and we reduced inventory by 17%. We ended the quarter with $3.9 million of cash from an operational milestone. We did announce in our preannouncement, but the team significantly started shipping WiSA IP for transmit in a set top box with the customer. And that product is expected to be on the shelves by, for the Christmas season. So it's working through the logistics that will be on the shelves in Europe initially and it'll go worldwide in 2025.

Now that's an Android OS system-based system. And the team has already started developing WiSA E transmit software to work on the Linux operating system, which will impact our 2025 revenue. For new people on this call, I'm going to briefly review the transaction again that we announced at the beginning of September with Data Vault Holdings, and that was to acquire the patents, the trademarks and the IP for their subsidiaries of Datavault and ADIO.

The terms were $200 million in stock at $5 a share and $10 million in an unsecured promissory three-year note. If we raise money from a strategic or financial partner, 10% of that will go back to paying off that Note over the next three years. Major milestone this morning, we filed the preliminary proxy for both the annual shareholder meeting and the purchase of this IP. So, after clearing any SEC comments we should be mailing the proxy so that we can close out both the annual shareholder meetings and the transaction with Data Vault this year.

Post closing, Nate will become CEO of the company. We'll change the name to Datavault, and I'll become CFO. Now, with that, a brief summary on WiSA and the transaction, I'd like to turn over the call over to Nate. He's going to walk through both his history, which is a long successful track record of taking IP and monetizing it in, in both public companies as well as financially. And, with that, Nate, I'm going to turn it over to you.

Nate Bradley, CEO, Data Vault Holdings

Sure. Thank you very much, Brett. Appreciate your time this morning in joining us. We have obviously a very exciting time here. My background for those that don't know me is centered around invention. I have successfully taken products from inventions to commercialization and into the public markets. You know, over my life span, I've had various timings that I have figured out with respect to this, you get better in life or at least you intend to. And this, this current opportunity follows really a career that is highlighted by our solution of the internet for people with disabilities at Audio Eye, my previous company, ticker AEYE NASDAQ traded company. We solve for making mobile and internet sites accessible for those with disabilities, And, in doing that in, in my subsequent experience around intellectual property patents have perfected a process in both filing, and receiving patents from United States and International bodies, but also reducing those to practice. And here we've got the timing right with WiSA discovering, you know, their 26 patents and their incredible traction in the marketplace combined with our own, we've got a very exciting company moving forward.

And so really these inventions have been targeted at two primary vertical markets. If you look at Blockchain and artificial intelligence, these represent high growth markets. The growth rates are impressive, but the utility of these technologies is probably why we are all here. WiSA has strong data infrastructure that we found along with their patented audio systems and technologies, we have a Blockchain and artificial intelligence play at Data Vault that is harnessed in our flagship technologies, Datavault and ADIO. ADIO is really the overlap that we have with WiSA and why we're so excited about the collaboration is that we have an ultrasonic technology, a system that uses a quick response mobile quick response technology that rides over sound. Think of it like an invisible QR code. We have the ability to over these ultrasonic anchors deliver data and connect real world objects with their virtual counterparts in meta form. And so this is where we enter into the Datavault systems.

But the benefits of this audio platform allow us to perfect systems in events and venues. We have a number of pilots under our belt and just completed one in the MMA space over this past weekend where we proved a model that had a very high visitor engagement improving upon what we did last year with the Katy Perry concert at Resorts World. We've also deployed this at the largest convention center, the largest casino floor in America, the LIV golf tour. We've been on MMA fights. We've been at Art Basel. We were the first to arrive there with the NFT technologies. So we have a number of big event venue pilots under our belt, including Major League baseball, where we proved that ability to use these ultrasonic sounds to get significant increases in mobile response and mobile marketing at these venues. We've also perfected an ad network over these networks that we've patented and perfected with respect to its high margin delivery of advertising data to consumers. So, working with some of the largest event venues, we've been able to perfect these systems, and also work with WiSA to hone these technologies to control better our ultrasonic signals. Using WiSA technology, we can make spatial and other very specific tuning available on sites at these venues. I'd also point out that our technology goes over broadcast so it's a very successful technology that first addresses an event venue but can also be broadcast for the at home audience, which is a significant breakthrough.

If you go to the next slide, we've also announced the ability for us to harness data in its most consumable form. We have launched a holovision DV holo that uses holographic technology and can take data assets and convert brand and data assets into visual experiences that are human. We’ve been able to take the name, image and likeness of individuals and provide now a display that's connected to our Datavault and our ADIO systems that allow for monetization. So, we literally a pay per view box that can unlock a content on a paid for basis or a license basis, and control the display of holographic content, up to including brand displays and highly scientific data where we proved a model for scientists that allow them to use data within their research to create insilico environments to view and experience their experimental data in a way that allows them to experience and have better connection to data sets that they're creating and explaind to others what their scientific research means and presents to the world. So, we perfected this across a number of shopping malls, events and convention centers, hotels and resorts, sports arenas and stadiums as well as university campuses, which we have a very focused effort around generating revenue in that marketplace.

And that, that leads us to this, which is a degree career credential. In addition to experiential holographic content, we perfected holographic content that represents degrees. College degrees, bachelors, masters and doctoral can be delivered in a very high quality and experiential coin that is issued to the graduate and it can be used in a format that are ADIO tones provide for a signal that can be confirmatory of a degree credential, meaning that a utility coin is issued to the graduate that coin has within it, audio technology that we've patented called ADIO. And when you play that audio tag, it can literally confirm with that college and university, the credential itself. Things like transcripts and other assets of data can be conveyed using that same technology. So we're extremely excited about this. It's a great productization of the combination of our acoustic division and our data division. A product ties down to our clientele. And we proved this at Arizona State University working with their luminosity labs to cut our teeth and get all of the necessary data arrangements made within that university so that we're able to issue coin in a way that is passive to the university. They simply do what they are doing normally. And we're delivering a web three credential on top of that, that is a revenue center for the school. Certainly for us, it's a focal revenue center to prove the Datavault and ADIO models in the marketplace. And that in this one, a highly scalable vertical market where every graduate is developing revenue for our company in the form of this coin which is also saving the college and university money. It's actually generating revenue on top of the money they save. And these protective credentials represent a web three systems integration and a revenue generation that's never existed before. So we're very excited about this. I have a vocal effort and we're knocking down a number of known brands.

We've also announced our collaboration and work that we're doing with scientific laboratories. We have perfected a supercomputing software application of data vault where we index data no matter how large the repository our national laboratories having amongst the largest data repositories outside of our federal government. And some of them are owned and controlled by the federal government's agencies and what we are able to do with respect to this data asset is to develop an index.

Our software is a web 3 utility that's not storing the data of our customers, but it is, it's characterizing it. It's this new meta layer and that, that meta layer we can function at the library and indexer, think of it like the Dewey decimal system of data assets. And we're able to then also provide a value layer. We can understand how much data costs to create. We can understand the value of data and how much it represents in the marketplace. And most importantly, we develop technologies that allow us to monetize data on behalf of our clientele. And by doing that, we perfected a system that allows national laboratories to share data, to funnel data into the other systems while also being remunerated for the cost of data and the creation of data. And this is a breakthrough in scientific research. Our Datavault has also perfected a system as I showed with the holograms to view scientific data in experiential ways that help scientists collaborate and communicate the scientific objectives. So we're very excited again about this initiative. We do have a focal point here on the East coast where we're developing this strategy with a leading laboratory.

So if we go to the next slide, our data technology really in, in synopsis, we have a, you know, a history of proven success with our team. We've taken IP portfolios that were much smaller than that we have here at, at Data Vault and WiSA. And we perfected that into a commercial operation. We're both technologies in that same position. Now, we happen to meet at that inflection point and increase each other's value. As we've learned to use WiSA’s technology, and we've also looked at their IP assets and, and ours together and what that means to the market space. We have a combination of 67 patents that'll be 100 patents going into the mid part of next year. As we get issuances, we're filing continuations and continuations apart. And we've been meeting as engineering teams to combine our technology stacks and, find these acoustic connections to data and data vault monetization, which we're perfecting. You have also high margin licensing models that are congruent at Data Vault and WiSA, we have a high performance computing software licensing strategy. We've also leveraged that across sports and venues and our, our biotech and education, fintech, real estate, health care and energy sector clientele where we've looked at the effect of that AI and Blockchain combination using web three in total addressable markets that are expansive in those cases. So automation technology utilization across big bang opportunities, opportunities where we unlock inside the scale of our clients. And so we're doing that across a number of acoustic and data initiatives.

We have traction with these clientele that are, are household names, large brands that have adopted and trust our company and our technologies to bring forth a number of revenue generating strategies. So this is our outlook going into 2025. And really with that, I will conclude my comments.

Brett Moyer

Thanks Nate. So with that operator, we'll open up the call for questions.

Operator

We will now begin the question and answer session to ask a question. You may press star then one on your telephone keypad. If you are using a speakerphone, please pick up your handset before pressing the keys. If at any time, your question has been addressed and you would like to withdraw your question. Please press star. Then two at this time, we will pause momentarily to assemble our roster.

The first question comes from Jack Vander Aarde with Maxim Group. Please go ahead.

Jack Vander Aarde, Maxim Group

Okay, great, good morning, Brett. Good morning, Nate. I appreciate the third quarter update. And congrats on the recent steps you've made to finalizing the Data Vault transaction, no shortage of moving parts going on. So let me start with a question for Brett on the third quarter and looking at the fourth quarter, the Brett third quarter revenue 1.2 million. That's a nice strong uptick. Was this solely driven by gen one WiSA HT sales or was there any WiSA E in there at all? Thanks.

Brett Moyer, WiSA

So that's two questions. Yes, there was WiSA E in there but yes, it's still primarily gen one, WiSA HT

Jack Vander Aarde, Maxim Group

Yes, primarily gen one but there was some WiSA E. Okay. And you have five WiSA E agreements formalized and more in the pipeline. It sounds like, can you just remind us what your, what are your, do you have any initial expectations for WiSA E in this, in this fourth quarter, like will it, will it ramp up a little, a little bit from the third quarter here? And then if you could just remind us of your, your kind of 2025 WiSA E expectations.

Brett Moyer, WiSA

Okay. So we haven't done any guidance on 2025 but we will say that WiSA E related revenue will have a significant uptake in Q4 versus Q3?

Jack Vander Aarde, Maxim Group

Okay.

Got you. That's helpful to know. And then it sounds like just intuition wise and just obviously more, more time with the WiSA E brands rolling out. Sounds like 2025.

Brett Moyer, WiSA

No guidance, but we'll further ramp obviously.

Jack Vander Aarde, Maxim Group

Okay, so good.

And you know, one other point Brett in the, in the third quarter here, your gross margin did recover.

Do you expect? I think that kind of, you know, the, the gen one, the gross margins around it can be around 30% on a unit basis. Is, is that still a fair assessment or is there any lumpiness to the gross margins?

It's fair on WiSA HT to model, you know, 30 35%.

I would anticipate as you go forward with both WiSA E kicking in with NRE charges. WiSA E being a software license for transmit and royalty payments that as you model out through 25 and 26 and we bring in the software licensing out of that out of data vault to have significantly higher gross margin percentages.

Jack Vander Aarde, Maxim Group

Okay, great. That's helpful color. Maybe I'll switch gears a couple of questions for Nate.

And Nate, So there, there are clearly many moving parts in, in a lot of recent developments you guys have. I've been tracking your press releases on the Data Vault side maybe. Can you just walk us through some of the, just a couple of the near term monetization drivers you're most focused on or, or, or think are the most meaningful as, as you enter 2025 you've covered a range of examples and a range of partnerships, you know, audio and audio and hypervision and, and verify. You can you just touch on some of the specific ones that you see as the most likely are the most meaningful monetization drivers as we head into next year.

Nate Bradley, Data Vault

So, yes, so on, on the two Data Vault and audio, audio sports entertainment venues, live events, large sporting events in, in the golf space, in particular, any event really where you have a sprawling canvas, you know, to, to produce from or to host fans upon. So if you look at PGA and, and some of the core concepts around ADIO, that's a big driver for the audio business of events and venues and concerts, they're broadcast corollary, so streaming and you know, traditional broadcast delivery of audio. So that, that all is handled in a network. So it has a traditional kind of monetization, I think of the complex technology but very simplified in its, in its operation and in its creation of revenue around ad network. So a very complex technology that gets very consumable in how it's productized and brought to market. So an ad platform, audio across venues, sports entertainment, and then with Data Vault the high science the ability to use the holograms of hypervision that that we are you know, with the DB hollow brand, bringing a paid for a pay per view gateway experiential layer around the use of holograms in high science. So that's using scientific data that we proved and showed at an exhibit at the Digital Twin Institute that we were able to show a, a plant being grown off of the data into it. So you feed, a sun cycle into a seed, you feed nutrients and you feed other data sets into an object that has a genome that is mapped and you can grow that seed right in front of you into a plant rather than waiting six months. And so this, this is a strategy where we use data to display. We've proven it in one of the hardest use cases, but it has apple downstream and much easier to understand, easier to implement things such as looking at a car or looking at a building, looking at things in 3D that are driven by data, our ability to inspect them and to trust what we're seeing is accurate through the Datavault. So that's where anchoring and other assets come in. So we're going to focus on that high science laboratory setting in MTE monetizing data as an index and data as a value. And downstream from that effort, it called the universities other commercialization efforts of data vault that will start to emanate all of that again, as ADIO is focused on an ad network, data vault is focused on an exchange. We have the ability with our information and data exchange to simplify all of that business into an exchange. We sell data on behalf of our clientele in a safe and secure environment that's never existed before on our information data exchange so that those are the, those are the focal points, the ad network and the information data exchange driven by those two platforms.

Jack Vander Aarde, Maxim Group

Excellent, excellent and I appreciate that's helpful color and maybe just let's go one step further there. So on the on the data vaults and kind of create a digital twin side of the business. Well, I mean, like how do you actually monetize it then will, will, will this require like contract to be announced signed or is this more just is it, is this like a live marketplace where and customers can actively go on and, and purchase data from you guys or is this what, what kind of visibility will an analyst be able to see? I suppose, will there need to be a contract that's announced or more partnerships - that would just be helpful color?

Nate Bradley, Data Vault

Yes. So partnerships on the buy and sell side, so you will see a number of clients sign into the platform. We're at the commercialization stage of Datavault. It's the flagship property of, of WSA Data Vault. WSA has a strong data back end that's a very, very useful to data vault and it's you know it's function for us like Sonar bringing data back to the data vault. You know, through the ultrasonic technology of audio but the monetization to answer your question on the information data exchange, you could expect a 70/30 split, 30% of the yield of a trade. You know think of it as 15% buy side, 15% sell side interest in that data set comes back to our company. So 7/030 split, 30% coming to data vault, 70% in the pocket of our client where we've taken like Bloomberg does a terminal and we have a virtual meta terminal that we turn up for our clients called Datavault and what we add for our clients to their data set is a meta layer that adds value. So we value and score, we have patented technology that values and scores that data and when we split it's on a 70/30 basis. So you'll see turned up clientele with announcements around contracting on the sell side or on the, on the data side, the inventory and then on the, on the buy side, organizations that we've aligned ours with such as Bloomberg and, and Blackrock and Accenture. And that, that are large Institute of buyers of data that have very complex requirements that Data Vault meets on behalf of customers. So both sides announcing buy and sell side and then the events and venues and the use of audio being other areas that will announce and when we do announce those, keep in mind, data vaults, the back end, all of those ad systems and other systems are really built for the purpose of creating data and we harness that at Data Vault.

Jack Vander Aarde, Maxim Group

Excellent. Okay. No, that makes a lot of sense. I appreciate that rundown Nate. And then maybe just one more for, for, for both of you, for both Brett and Nate. Just, it sounds like, you know, if you got the proxy pretty much formalized that will be sent out here. It sounds like if shareholders approve the transaction, this will happen pretty quick soon after. Do you guys envision hosting a joint kind of investor day of some sort after, you know, in the shortly after just, you know, once all the dust is kind of settled and, and the name everything kind of transfers over. What, what should we be expecting? Will there be an investor day type event where you kind of formalize and crystallize everything and, and crystallize the message maybe in January or late December. Just what are you guys thinking there? Thanks.

Brett Moyer, WiSA

I think the time that you should think about is it will either be at or immediately following CES so first half of January.

Jack Vander Aarde, Maxim Group

So do you plan on, on both being at CES Brett showing up both technology and I know we had a strong presence there in the past, obviously.

Brett Moyer, WiSA

Yes, both technology, both teams.

Jack Vander Aarde, Maxim Group

Fantastic. I think that's it for me for now. There's a lot going on. I look forward to watching you guys execute. Good luck.

Brett Moyer, WiSA

Thank you. Thank you.

Operator

This concludes our question and answer session. I would like to turn the comments back over to Brett Moyer with WiSA Technologies for any closing remarks.

Brett Moyer

Yeah. So, you know, I think clearly there to quote Jack, there's a lot of moving parts, but it is a very exciting combination of IP that we've acquired. I think the whole those teams are, are looking forward to executing this out and watching revenue grow. And as we come into 2025 and with that, I'd like to thank everybody for joining the call this morning.

Operator

The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.